Exhibit 9

OPINION AND CONSENT OF COUNSEL

April 2010

C.M. Life Insurance Company

100 Bright Meadow Blvd.

Enfield, CT 06082-1981

RE:	C.M. Life Insurance Company (“C.M. Life”) and its C.M. Multi-Account A
Registration Statement filed on Form N-4, File No. 333-95845, as amended (the “Registration Statement”)
Prospectus Title: MassMutual Artistry Variable Annuity

Ladies and Gentlemen:

This opinion is furnished in connection with the above-referenced Registration Statement for the individual or group deferred variable annuity contracts with flexible purchase payments entitled MassMutual Artistry (the “Contract”). C.M. Multi-Account A is the issuer of the Contract.

As an attorney for Massachusetts Mutual Life Insurance Company, the parent company for C.M. Life, I provide legal advice to C.M. Life in connection with the operation of its variable products. In such role, I am familiar with this Registration Statement for the Contract. In so acting, I have made such examination of the law and examined or supervised the examination of such records and documents as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. For purposes of such examinations, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies. On the basis of this examination, I am of the following opinion:

1.	C.M. Life is a corporation duly organized and validly existing under the laws of the State of Connecticut and is subject to regulation by the Connecticut Commissioner of Insurance.
2.	C.M. Multi-Account A is a separate account duly created and validly existing in accordance with Connecticut law.
3.	The Contract, when properly issued, is a legal and binding obligation of C.M. Life, enforceable in accordance with its terms.

I hereby consent to the use of this opinion as an exhibit to this Registration Statement and any post-effective amendments thereto.

Very truly yours,

/s/    JOHN E. DEITELBAUM

John E. Deitelbaum

Senior Vice President & Deputy General Counsel

Massachusetts Mutual Life Insurance Company